SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 17, 2007 (July 13, 2007)

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19580 (Commission File Number)	76-0697390 (I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(713) 996-4110
(Address and Telephone Number of Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 13, 2007, T-3 Energy Services, Inc. (the “Company”) and T-3 Oilco Energy Services Partnership (the “Canadian Borrower”) entered into the Fourth Amendment (the “Amendment”) to the First Amended and Restated Credit Agreement (the “Credit Agreement”), with Wells Fargo Bank, National Association, General Electric Capital Corporation and Comerica Bank (the “Canadian Lender”). The Amendment amends the Credit Agreement to extend the maturity date to September 30, 2008. The Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference. The forgoing description of the Amendment and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to such document.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
10.1	Fourth Amendment to First Amended and Restated Credit Agreement dated July 13, 2007, among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, the Banks signatory thereto, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: July 17, 2007	By:	/s/ Michael T. Mino
Michael T. Mino
Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to First Amended and Restated Credit Agreement dated July 13, 2007, among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, the Banks signatory thereto, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.